Exhibit 99.1
FAT BRANDS INC. REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS
Conference call and webcast today at 4:30 p.m. ET
LOS ANGELES (July 30, 2025) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) today reported financial results for the fiscal second quarter ended June 29, 2025.

Andy Wiederhorn, Chairman of FAT Brands, said: “Backed by a robust pipeline of roughly 1,000 signed deals, we opened 18 new locations during the second quarter, including three co-branded Marble Slab Creamery and Great American Cookies stores, and are well positioned to meet our goal of more than 100 restaurant openings this year. In Florida, we've signed a development deal to open 40 additional Fatburger locations over the next decade, growing our state presence to approximately 50 locations. Our diversified portfolio strategy is paying dividends, led by a strong performance in our snacks segment. We are also seeing meaningful impact from our digital initiatives. At Great American Cookies, digital sales now account for 25% of total revenue with loyalty-driven sales up 40% while Round Table Pizza is experiencing 21% loyalty-driven sales growth and 18% higher customer engagement.”

Ken Kuick, Co-Chief Executive Officer and Chief Financial Officer of FAT Brands said: “We continue to take decisive steps to strengthen our financial position, including securing a bondholder agreement to convert amortizing bonds to interest-only, which will generate an additional $30 to $40 million in annual cash flow savings. Our indenture-related dividend pause remains in effect until we reach the $25 million principal reduction threshold, preserving $36 to $40 million annually. We have also implemented over $5 million in annual G&A reductions while actively working toward refinancing our three remaining securitization silos well ahead of their July 2026 maturity. These combined actions position us to achieve cash flow positive status in the coming quarters."

Taylor Wiederhorn, Co-Chief Executive Officer of FAT Brands, said: “A key strategic priority for us is expanding our manufacturing capacity. To support this, we are actively pursuing strategic partnerships that broaden our brand reach and strengthen our manufacturing capabilities, reinforcing our commitment to growing our market presence and delivering exceptional products to our customers.”

Fiscal Second Quarter 2025 Highlights
•Total revenue declined 3.4% to $146.8 million compared to $152.0 million in the fiscal second quarter of 2024
◦System-wide sales declined 3.7%
◦System-wide same-store sales declined 3.9%
◦18 new store openings during the fiscal second quarter of 2025
•Net loss of $54.2 million, or $3.17 per diluted share, compared to $39.4 million, or $2.43 per diluted share, in the fiscal second quarter of 2024
•Negative EBITDA(1) of $6.0 million compared to EBITDA(1) of $6.8 million in the fiscal second quarter of 2024
•Adjusted EBITDA(1) of $15.7 million in the fiscal second quarter of 2025 and 2024
•Adjusted net loss(1) of $49.0 million, or $2.88 per diluted share, compared to adjusted net loss(1) of $30.9 million, or $1.93 per diluted share, in the fiscal second quarter of 2024

(1)EBITDA, adjusted EBITDA and adjusted net loss are non-GAAP measures defined below, under “Non-GAAP Measures”. Reconciliation of GAAP net loss to EBITDA, adjusted EBITDA and adjusted net loss are included in the accompanying financial tables.

Summary of Fiscal Second Quarter 2025 Financial Results
Total revenue decreased $5.2 million, or 3.4%, in the second quarter of 2025 to $146.8 million compared to $152.0 million in the year-ago quarter, primarily driven by a decrease in restaurant revenue resulting from the closure of five underperforming Smokey Bones locations, the temporary closure of one Smokey Bones location for conversion into a Twin Peaks lodge and lower same-store sales, partially offset by the opening of new Twin Peaks lodges.
General and administrative expense increased $14.8 million, or 50.3%, in the second quarter of 2025 to $44.4 million compared to $29.6 million in the same period in the prior year, primarily due to increased share-based compensation expense related to Twin Hospitality Group Inc. and the recognition of $2.1 million in Employee Retention Credits during the prior year quarter.
Cost of restaurant and factory revenues was related to the operations of the company-owned restaurant locations and dough factory and decreased $2.1 million, or 2.1%, in the second quarter of 2025 to $98.1 million compared to $100.1 million in the year-ago quarter, primarily due to the decreased costs at company-owned restaurants and factory revenue.
Advertising expenses decreased $3.1 million in the second quarter of 2025 to $11.5 million compared to $14.7 million in the same period in the prior year. These expenses vary in relation to advertising revenues.
Total other expense, net, for the second quarter of 2025 and 2024 was $39.4 million and $34.8 million, respectively, which is inclusive of interest expense of $39.4 million and $34.0 million, respectively.
Adjusted net loss(1) was $49.0 million, or $2.88 per diluted share, compared to adjusted net loss(1) of $30.9 million, or $1.93 per diluted share, in the fiscal second quarter of 2024.
Key Financial Definitions
New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of store openings has, and will continue to have, an impact on our results.
Same-store sales growth - Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open and in the FAT Brands system for at least one full fiscal year. For stores that were temporarily closed, sales in the current and prior period are adjusted accordingly. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Additionally, when we acquire a brand, it may take several months to integrate fully each location of said brand into the FAT Brands platform. Thus, we do not include stores in the comparable base until they have been open and in the FAT Brands system for at least one full fiscal year.
System-wide sales growth - System-wide sales growth reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores in that brand only when the brand is owned by FAT Brands. Because of acquisitions, new store openings and store closures, the stores open throughout both fiscal periods being compared may be different from period to period.
Conference Call and Webcast
FAT Brands will host a conference call and webcast to discuss its fiscal second quarter 2025 financial results today at 4:30 PM ET. Hosting the conference call and webcast will be Andy Wiederhorn, Chairman of the Board, and Ken Kuick, Co-Chief Executive Officer and Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 1-877-704-4453 from the U.S. or 1-201-389-0920 internationally. A replay will be available after the call until Wednesday, August 20, 2025, and can be accessed by dialing 1-844-512-2921 from the U.S. or 1-412-317-6671 internationally. The passcode is 13754156. The webcast will be available at www.fatbrands.com under the “Investors” section and will be archived on the site shortly after the call has concluded.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets, and develops fast casual, quick-service, casual dining, and polished casual dining concepts around the world. The Company currently owns 18 restaurant brands: Round Table Pizza, Fatburger, Marble Slab Creamery, Johnny Rockets, Fazoli’s, Twin Peaks, Smokey Bones, Great American Cookies, Hot Dog on a Stick, Buffalo’s Cafe & Express, Hurricane Grill & Wings, Pretzelmaker, Elevation Burger, Native Grill & Wings, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses and franchises and owns approximately 2,300 units worldwide. For more information, please visit www.fatbrands.com.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, the timing and performance of new store openings, our ability to conduct future accretive acquisitions and our pipeline of new store locations. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Non-GAAP Measures (Unaudited)
This press release includes the non-GAAP financial measures of EBITDA, adjusted EBITDA and adjusted net loss.
EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. We use the term EBITDA, as opposed to loss from operations, as it is widely used by analysts, investors, and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net loss as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.
Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising (gain) loss, impairment charges, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.
Adjusted net loss is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. Adjusted net loss is defined as net loss plus the impact of adjustments and the tax effects of such adjustments. Adjusted net loss is presented because we believe it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net loss as presented may not be comparable to other similarly titled measures of other companies, and our presentation of adjusted net loss should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.
Reconciliations of net loss presented in accordance with GAAP to EBITDA, adjusted EBITDA and adjusted net loss are set forth in the tables below.
Investor Relations:
ICR
Michelle Michalski
ir-fatbrands@icrinc.com

Media Relations:
Erin Mandzik
emandzik@fatbrands.com
860-212-6509

FAT Brands Inc. Consolidated Statements of Operations

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(In thousands, except share and per share data)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024

Revenue
Royalties	$22,169	$23,318	$43,942	$45,265
Restaurant sales	102,388	107,410	201,803	213,348
Advertising fees	9,667	10,065	19,431	19,861
Factory revenues	10,250	9,636	19,061	19,110
Franchise fees	1,124	1,113	2,314	2,594
Other revenue	1,238	498	2,304	3,829
Total revenue	146,836	152,040	288,855	304,007

Costs and expenses
General and administrative expense	44,415	29,558	77,458	59,563
Cost of restaurant and factory revenues	98,050	100,113	194,147	199,163
Depreciation and amortization	8,382	10,246	18,773	20,440
Refranchising (gain) loss	(9)	175	(31)	1,683
Advertising fees	11,548	14,651	22,624	27,243
Total costs and expenses	162,386	154,743	312,971	308,092

Loss from operations	(15,550)	(2,703)	(24,116)	(4,085)

Other (expense) income, net
Interest expense	(34,952)	(29,586)	(66,396)	(59,209)
Interest expense related to preferred shares	(4,417)	(4,417)	(8,835)	(8,835)
Net (loss) gain on extinguishment of debt	—	—	(151)	427
Other income (loss), net	7	(752)	44	(548)
Total other expense, net	(39,362)	(34,755)	(75,338)	(68,165)

Loss before income tax provision	(54,912)	(37,458)	(99,454)	(72,250)

Income tax provision	(457)	(1,901)	(2,226)	(5,425)

Net loss	(55,369)	(39,359)	(101,680)	(77,675)

Less: Net loss attributable to non-controlling interest	(1,181)	—	(1,523)	—

Net loss attributable to FAT Brands Inc.	$(54,188)	$(39,359)	$(1,523)	$(77,675)

Net loss attributable to FAT Brands Inc.	$(54,188)	$(39,359)	$(100,157)	$(77,675)
Dividends on preferred shares	(2,310)	(1,920)	(4,541)	(3,801)
	$(56,498)	$(41,279)	$(104,698)	$(81,476)

Basic and diluted loss per common share	$(3.17)	$(2.43)	$(5.91)	$(4.80)
Basic and diluted weighted average shares outstanding	17,821,815	17,007,352	17,702,122	16,977,376
Cash dividends declared per common share	$—	$0.14	$—	$0.28

FAT Brands Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(In thousands)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net loss attributable to FAT Brands Inc.	$(54,188)	$(39,359)	$(100,157)	$(77,675)
Interest expense, net	39,369	34,003	75,231	68,044
Income tax provision	457	1,901	2,226	5,425
Depreciation and amortization	8,382	10,246	18,773	20,440
EBITDA	(5,980)	6,791	(3,927)	16,234
Bad debt expense (recovery)	971	(1,729)	1,201	(1,561)
Share-based compensation expenses	12,765	677	13,131	1,422
Non-cash lease expenses	395	758	735	1,388
Refranchising (gain) loss	(9)	175	(31)	1,683
Litigation costs	5,198	7,852	12,062	11,660
Severance	—	19	—	41
Net loss related to advertising fund deficit	2,178	1,140	2,747	3,422
Net loss (gain) on extinguishment of debt	—	—	151	(427)
Pre-opening expenses	177	63	695	91
Adjusted EBITDA	$15,695	$15,747	$26,764	$33,953

FAT Brands Inc. Adjusted Net Loss Reconciliation

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(In thousands, except share and per share data)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net loss attributable to FAT Brands Inc.	$(54,188)	$(39,359)	$(100,157)	$(77,675)
Refranchising (gain) loss	(9)	175	(31)	1,683
Net loss (gain) on extinguishment of debt	—	—	151	(427)
Litigation costs	5,198	7,852	12,062	11,660
Severance	—	19	—	41
Tax adjustments, net (1)	43	408	273	973
Adjusted net loss	$(48,956)	$(30,905)	$(87,702)	$(63,745)

Net loss	$(54,188)	$(39,359)	$(100,157)	$(77,675)
Dividends on preferred shares	(2,310)	(1,920)	(4,541)	(3,801)
	$(56,498)	$(41,279)	$(104,698)	$(81,476)

Adjusted net loss	$(48,956)	$(30,904)	$(87,702)	$(63,745)
Dividends on preferred shares	(2,310)	(1,920)	(4,541)	(3,801)
	$(51,266)	$(32,824)	$(92,243)	$(67,546)

Loss per basic and diluted share	$(3.17)	$(2.43)	$(5.91)	$(4.80)
Adjusted net loss per basic and diluted share	$(2.88)	$(1.93)	$(5.21)	$(3.98)

Weighted average basic and diluted shares outstanding	17,821,815	17,007,352	17,702,122	16,977,376
(1) Reflects the tax impact of the adjustments using the effective tax rate for the respective periods.